EXHIBIT 3.4

Officers’ Certificate / Stock

Robert Thadeus Management Corp.

Certificate of Approval

of

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of Robert Thadeus Management Corp., a Nevada Corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the Corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 21, 2016

Robert Thadeus Management Corp.

_/s/_Robert Wiebort

(Signature of President)

Robert Wiebort, President and CEO

_/s/_Robert Wiebort

(Signature of Secretary)

Robert Wiebort, Secretary

1

Officers’ Certificate / Stock

STAR VENDING ACQUISITION CORP.

Certificate of Approval

of

Agreement of Merger

The undersigned certify that:

1. They are the president and the secretary, respectively, of STAR VENDING ACQUISITION CORP., a Nevada Corporation.

2. The principal terms of the Agreement of Merger in the form attached were duly approved by the board of directors and by the shareholders of the corporation by a vote that equaled or exceeded the vote required.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation.

4. There is only one class of shares and the number of shares outstanding entitled to vote on the merger is Common.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 21, 2016

STAR VENDING ACQUISITION CORP

_/s/_Robert Wiebort

(Signature of President)

Robert Wiebort, President and CEO

_/s/_Robert Wiebort

(Signature of Secretary)

Robert Wiebort, Secretary

2

Certificate of Ownership

Star Vending Services Corp.

The undersigned certify that:

1. They are the president and the secretary, respectively, of Star Vending Services Corp., a Delaware Corporation.

2. This corporation owns 100% of the outstanding shares of STAR VENDING ACQUISITION CORP, a Nevada Corporation.

3. The Board of Directors of this Corporation duly adopted the following resolution:

RESOLVED, that this Corporation merge STAR VENDING ACQUISITION CORP., its wholly-owned subsidiary corporation, into Robert Thadeus Management Corp., whereby Robert Thadeus Management Corp. assumes all the obligations of STAR VENDING ACQUISITION CORP., pursuant to Nevada Corporations Code Section 92A.100.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 21, 2016

Star Vending Services Corp.

_/s/_Robert Wiebort

(Signature of President)

Robert Wiebort, President and CEO

_/s/_Sandra Wiebort

(Signature of Secretary)

Sandra Wiebort, Secretary

3